Exhibit 99.1

For Immediate Release

CONTACT:	Terry Gibson
iGO, Inc.
investorrelations@igo.com

IGO REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

SCOTTSDALE, Ariz., November 7, 2013 – iGO, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today reported financial results for the third quarter ending September 30, 2013.

Revenue was $3.4 million for the third quarter of 2013, compared with $7.9 million for the same period of the prior year. The decline in revenue is primarily attributable to lower sales of power products.

Net loss was $4.8 million, or ($1.65) per share, in the third quarter of 2013, compared with a net loss of $1.8 million, or ($0.64) per share, in the same quarter of the prior year.

As of September 30, 2013, the Company had $9.3 million in cash, cash equivalents, and short-term investments, and no debt.

Following is a breakdown of year-over-year revenue trends in the Company’s major product categories:

●	Power products – Sales of power products were $2.9 million for the third quarter of 2013, compared with $6.2 million for the third quarter of 2012.
●	Audio products – Sales of audio products were $339,000 for the third quarter of 2013, compared with $643,000 for the third quarter of 2012.
●	Rechargeable alkaline batteries – Sales of rechargeable alkaline batteries were $149,000 for the third quarter of 2013, compared with $645,000 for the third quarter of 2012.

Gross margin for the third quarter of 2013 was (13.8)%, compared with 19.0% for the third quarter of 2012. The decrease in gross margin is primarily due to increased warranty charges, increased inventory write downs, and labor and overhead costs being spread over reduced revenue compared to the same quarter of the prior year.

Total operating expenses were $4.4 million in the third quarter of 2013, compared with $3.3 million in the third quarter of 2012. The increase is primarily due to severance and transaction expenses related to the change of control that occurred during the third quarter of 2013.

About iGO, Inc.

iGO, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market.  Whether consumers want to power, protect, listen to, share, cool, hold or connect to their devices, iGO has the accessories they need.

iGO’s products are available at www.igo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGO is a registered trademark of iGO, Inc. All other trademarks or registered trademarks are the property of their respective owners.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the sufficiency of our revenue to absorb expenses; our dependence on large purchases from significant customers; our ability to expand and diversify our customer base; increased focus of consumer electronics retailers on their own private label brands; our ability to expand our revenue base; fluctuations in our operating results because of: increases in product costs from our suppliers, our suppliers’ ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; our ability to manage our inventory levels; decreasing sales prices on our products over their sales cycles; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us;; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; that our common stock could be delisted from the NASDAQ Capital Market; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; and provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000's except per share data)
(unaudited)

	Three months ended
	September 30,
	2013	2012

Revenue	$3,429	$7,931

Gross profit	(474)	1,507

Operating expenses:
Sales and marketing	657	1,123
Research and development	511	484
General and administrative	3,204	1,684
Total operating expenses	4,372	3,291
Loss from operations	(4,846)	(1,784)
Interest income (expense), net	1	3
Other income (expense), net	46	(49)
Net loss	$(4,799)	$(1,830)

Basic and diluted net loss per share*	$(1.65)	$(0.64)

Basic and diluted weighted average common shares outstanding	2,917	2,866

*September 2012 common stock and per share information has been retroactively restated to reflect the 1-for-12 reverse stock split, effective January 28, 2013.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000's)
(unaudited)

	September 30,	December 31,
	2013	2012

ASSETS

Cash and cash equivalents	$7,208	$8,229
Short-term investments	2,138	2,129
Accounts receivable, net	1,144	4,131
Inventories	3,355	8,376
Prepaid expenses and other current assets	355	336
Total current assets	14,200	23,201
Other assets, net	575	1,664
Total assets	$14,775	$24,865

LIABILITIES AND EQUITY

Liabilities, excluding deferred revenue	$2,420	$3,494
Deferred revenue	40	307
Total liabilities	2,460	3,801

Total stockholders' equity	12,315	21,064
Total liabilities and equity	$14,775	$24,865